UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)       April 24, 2008

EXLSERVICE HOLDINGS, INC.
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)
001-33089	82-0572194
(Commission File Number)	(I.R.S. Employer Identification No.)

350 Park Avenue New York, New York	10022
(Address of principal executive offices)	(Zip Code)

(212) 277-7100
(Registrant’s Telephone Number, Including Area Code)

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03	AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

On April 24, 2008, the Board of Directors of ExlService Holdings, Inc. (the “Company”) approved certain amendments to the Company’s Amended and Restated By-laws in connection with the creation of the position of lead director pursuant to the Company’s internally developed succession plan.

The amendments permit the lead director to call a special meeting of the Company’s Board of Directors, to preside, upon the absence of the Company’s Chairman and its CEO, at meetings of the Company’s stockholders, and to preside, upon the absence of the Company’s Chairman, at meetings of the Company’s Board of Directors.

The amendments became effective on April 24, 2008. The Amended and Restated By-laws of the Company are attached as Exhibit 3.1 hereto and incorporated by reference herein. The description set forth above is qualified in its entirety by reference to the Amended and Restated By-laws attached hereto.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.
(d)	Exhibits.
EXHIBIT NO.	DESCRIPTION
3.1	Second Amended and Restated By-laws of ExlService Holdings, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated:  April 30, 2008

EXLERVICE HOLDINGS, INC. (Registrant)
By:	/s/ Amit Shashank
Name: Amit Shashank Title: Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION
3.1	Second Amended and Restated By-laws of ExlService Holdings, Inc.